Exhibit 1.1

EXECUTION COPY

7,500,000 Shares

RESOURCE CAPITAL CORP.

Common Stock

UNDERWRITING AGREEMENT

May 19, 2010

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.,
as representatives of the several Underwriters named in Schedule A

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

1.      Introductory.  Resource Capital Corp., a Maryland corporation (the "Company") proposes to issue and sell 7,500,000 shares (the "Firm Securities") of its common stock, par value $0.001 per share (the "Securities") to Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (the "Representatives") and the other underwriters named in Schedule A hereto (collectively, the "Underwriters").  The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,125,000 additional shares of its Securities, as set forth below (such 1,125,000 additional shares being hereinafter referred to as the "Optional Securities" and, together with the Firm Securities, the "Offered Securities").  The Company and Resource Capital Manager, Inc. (the "Manager") hereby agree with the Underwriters as follows:

2.      Representations and Warranties of the Company and the Manager

(a)           The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)           A registration statement on Form S-3 (No. 333-146626) relating to the Offered Securities, including a related prospectus, has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required.  The registration statement has been declared effective under the Securities Act by the Commission.  The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the First Closing Date (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act Regulations or otherwise, is hereinafter called the "Registration Statement."  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement.  The term "Base Prospectus" means the prospectus dated June 6, 2008 included in the Registration Statement, including all information incorporated by reference therein.  The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Offered Securities in the form first filed with the Commission pursuant to Rule 424 under the Securities Act, including all information incorporated by reference therein.  The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement.  The term "Preliminary Prospectus" means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424 of the Securities Act Regulations.  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or Prospectus, as the case may be.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term "General Disclosure Package" means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the pricing information identified in Schedule B hereto, and (iii) any other Free Writing Prospectus (as defined herein) that the parties hereto shall hereafter expressly agree to treat as part of the General Disclosure Package.

The term "Issuer Free Writing Prospectus" means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations, including the electronic road show related to the Offered Securities posted on http://www.netroadshow.com on May 17, 2010.  The term "Free Writing Prospectus" means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

(ii)           As of the date hereof, the Company (i) is subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), (ii) has filed all reports and other materials required to be filed by Sections 13(a), 14 or 15(d) of the Exchange Act during the preceding 12 months, (iii) has filed an Annual Report on Form 10-K required under Section 13(a) or 15(d) under the Exchange Act for its most recently completed fiscal year; (iv) is not, and during the past three years was not (nor was any predecessor), (a) a blank check company as defined in

Rule 419(a)(2), (b) a shell company, other than abusiness combination related shell company, each as defined in Rule 405, or (c) a registrant for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act Regulations, and (v) makes its periodic and current reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act readily available and accessible on a web site maintained by or for the Company and containing information about the Company; each document incorporated by reference in the Prospectus and the General Disclosure Package, when it became effective or was filed with the Commission, as applicable, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and the General Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as applicable, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           (a)  At the original effectiveness of the Registration Statement, (b) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Securities and (c) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405 and the Company has not received notice that the Commission objects to the use of the Registration Statement as a shelf registration statement.

(iv)           The Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(v)           The Registration Statement, as of each effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the First Closing Date and on each Optional Closing Date (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).

(vi)           As of 7:30 (New York time) on the date of this Agreement (the "Initial Sale Time"), the General Disclosure Package did not, and at the time of each sale of Offered Securities and at the First Closing Date and each Optional Closing Date, the General Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Offered Securities and at the First Closing Date and each Optional Closing Date, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the General Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).

(vii)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof.

(viii)           The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own, lease or operate its assets and to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Offered Securities) and thereby.

(ix)           Each subsidiary of the Company (collectively, the "Subsidiaries") has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own, lease or operate its assets and conduct its business as described in the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock or membership interests, as applicable, of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and except as disclosed in the General Disclosure Package and the Prospectus, the capital stock or membership interests, as applicable, of each Subsidiary is owned entirely by the Company, directly or through subsidiaries, and is free from liens, encumbrances and defects.   Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company does not own any capital stock of or other equity interest in any other corporation, limited liability company, partnership, joint venture, trust or other entity or association.

(x)           The Company had, as of the date of the Prospectus, the duly authorized and outstanding capitalization as set forth in the General Disclosure Package and the Prospectus under the caption "Capitalization;" all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and, except as disclosed in the General Disclosure Package and the Prospectus, free of preemptive rights and other rights to subscribe for or purchase securities; except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Subsidiaries to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xi)           The Offered Securities have been duly authorized for issuance and sale and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Offered Securities by the Company is not subject to any preemptive right, co-sale right, registration right, resale right, right of first refusal or other similar rights arising by operation of law, under the Company Charter Documents, as such term is defined in Section 2(xviii), (other than as set forth therein) or under any agreement to which the Company is a party or otherwise, other than as provided for in the Lock-Up Agreements (as defined below).

(xii)          Each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, management, properties, results of operations (as described in the General Disclosure

Package and the Prospectus), assets or prospects of the Company, the Manager and the Subsidiaries taken as a whole (a "Material Adverse Effect").

(xiii)         Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company's knowledge, the other party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, or as otherwise disclosed in the General Disclosure Package and the Prospectus or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company.

(xiv)         Each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xv)          Neither the Company nor any of the Subsidiaries has any employees.

(xvi)         Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them.

(xvii)        Except for the Underwriter's discount and any other compensation payable by the Company to the Underwriters in connection with the transactions contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commissions, finder's fees or similar payments in connection with the transactions herein contemplated.

(xviii)       Each of the Company and the Subsidiaries is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation, by-laws, certificate of formation, operating agreement or similar organizational documents, as applicable (collectively, the "Company Charter Documents") or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or the Subsidiaries is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Offered

Securities by the Company, the consummation by the Company of the transactions contemplated hereby and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, (B) any of the Company's and the Subsidiaries' and any of their respective affiliates' obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or the Subsidiaries except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xix)         This Agreement has been duly authorized, executed and delivered by the Company, assuming due authorization, execution and delivery of this Agreement by the Underwriters, is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Amended and Restated Management Agreement (the "Management Agreement"), dated June 30, 2008, as amended, by and among the Company, the Manager and Resource America, Inc. ("Resource America"), has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xx)          The capital stock of the Company, including the Offered Securities, conforms in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; the form of certificates used to evidence the Offered Securities complies in all material respects with all applicable statutory requirements and any requirements of the New York Stock Exchange (the "NYSE") and with any applicable requirements of the Company Charter Documents and has been duly authorized and approved by the directors of the Company.

(xxi)         Except for the Registration Rights Agreement (the "Registration Rights Agreement"), dated March 8, 2005, as amended, among the Company on one hand, and Credit Suisse First Boston LLC for the benefit of the Holders (as defined therein), on the other hand, the Management Agreement or as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxii)        The Company has applied to list the Offered Securities on the NYSE subject to official notice of issuance.

(xxiii)       No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, or the issuance, sale and delivery of the Offered Securities as contemplated hereby, except such as have been obtained and made, or as may be required, under the Securities Act, under the listing requirements of the NYSE, under the rules and regulations of the Financial Industry Regulatory Authority ("FINRA"), and such as may be required under state or foreign securities laws.

(xxiv)       Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the General Disclosure Package and the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Subsidiaries is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company and the Subsidiaries except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxv)        The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxvi)       The descriptions in each of the Registration Statement, the Prospectus and the General Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the

Prospectus and the General Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

(xxvii)      The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

(xxviii)     There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or any of their respective assets, and to the knowledge of the Company, its respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxix)       Since the date of the Prospectus, except as disclosed therein, there has not been (a) any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) any transaction, other than in the ordinary course of business, which is material to the Company contemplated or entered into by or on behalf of the Company or the Subsidiaries, (c) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiaries, other than liabilities and obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (e) any purchase or pledge by the Company or the Subsidiaries of any of the Company's or the Subsidiaries' outstanding capital stock or (f) any change in the capital stock, long-term debt (including off-balance sheet activities or transactions) or, outside the ordinary course of business, short-term debt of the Company or the Subsidiaries.

(xxx)        The Company is not, and the sale of the Offered Securities as herein contemplated and the receipt of the net proceeds therefrom will not cause the Company to become, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(xxxi)       Neither the Company nor any of its directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; and the Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the NYSE in accordance with Regulation M under the Exchange Act.

(xxxii)      Grant Thornton LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Securities Act Regulations, and the rules and regulations of the Public Company Accounting Oversight Board ("PCAOB") of the United States.

(xxxiii)     There are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Securities.

(xxxiv)     The Company has not taken any action, nor have any other steps been taken nor have any legal proceedings been commenced, nor to the knowledge of the Company, threatened, against the Company, for the winding up, liquidation or dissolution of the Company.

(xxxv)      Each of the independent directors named in the Prospectus satisfies the independence standards established by the Commission and the NYSE.

(xxxvi)     The Company's investment guidelines and operating policies described in the General Disclosure Package and the Prospectus accurately reflect the current intentions of the Company and the Manager with respect to the operation of the Company's business, and no material deviation from such guidelines or policies is contemplated.

(xxxvii)    The Company has not authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company in connection therewith, except as set forth in the General Disclosure Package and the Prospectus or any related marketing materials developed jointly and approved by the Company and the Underwriters; the Company has not received notice of any stop order or other similar order or decree preventing the use of any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company's knowledge, is contemplated; and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information.

(xxxviii)   The Company has made a timely election to be subject to tax as a real estate investment trust (a "REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ended December 31, 2005 and, commencing with its initial taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and all statements regarding the Company's qualification and taxation as a REIT and descriptions of the Company's organization and current and proposed method of operation set forth in the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xxxix)     The Company and each of the Subsidiaries have properly filed on a timely basis all federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof, any such returns are correct and complete, and the Company has paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency which could reasonably be expected to be asserted against it; all tax liabilities, if any, are adequately provided for on the consolidated books of the Company.

(xl)          The Company and the Subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company and the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that the Company or the Subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus.  All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Optional Closing Date.

(xli)         The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), and the employee benefits provisions of the Code with which compliance is intended; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries have or would reasonably be expected to have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

(xlii)        Except as set forth in the General Disclosure Package and the Prospectus, (a) no person has any preemptive rights, co-sale rights, registration rights, resale rights, rights of first refusal or other similar rights arising by operation of law to purchase any shares of common stock or shares of any other capital stock or other equity interests of the Company or the Subsidiaries, and (b) no person has the right to act as an underwriter or as a financial advisor to the Company or the Subsidiaries in connection with the offer and sale of the Offered Securities or capital stock or other equity interests of the Subsidiaries.

(xliii)       Each of the Company and the Subsidiaries are in compliance, in all material respects, with applicable Environmental Laws (as defined below) and each is in compliance, in all material respects, with the material terms of any required permits, licenses, authorizations and approvals required under, applicable Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past or present or, to the Company's knowledge, reasonably anticipated material future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws; except as would not reasonably be expected to have a Material Adverse Effect, and except that no representation is made with respect to any property underlying loans originated or held by the Company or any of the Subsidiaries, other than properties on which the Company or any Subsidiary has foreclosed and currently holds as an asset, neither the Company nor any of the Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or threatened action, suit or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or, to the knowledge of the Company, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(xliv)       The assets of the Company and the Subsidiaries do not constitute "plan assets" (as defined in ERISA) of an ERISA regulated employee benefit plan.

(xlv)        The financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement, the Prospectus and the General Disclosure Package fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the General Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the General Disclosure Package; the unaudited pro forma financial information (including the related notes), if any, included in each of the Registration Statement, the Prospectus and the General Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the information purported to be shown therein at the respective dates and with the respective adjustments specified; and no other pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement, the Prospectus or the General Disclosure Package.

(xlvi)       The Company has been subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system during the last 12 calendar months prior to the date of this Agreement.  At the time such reports were filed, they complied in all material respects with the requirements of the Securities Act and the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations, as applicable, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xlvii)      The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(xlviii)     Except for the electronic road show related to the Offered Securities posted on http://www.netroadshow.com on May 17, 2010, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(xlix)       The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Offered Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(l)           To the Company's or any of the Subsidiaries' knowledge, except for Chadwick Securities, Inc. and Anthem, Inc., there are no affiliations or associations between any member of FINRA and any of the Company's or any of the Subsidiaries' officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(li)           Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its and the Subsidiaries' financial statements in conformity with GAAP and to maintain accountability for its and the Subsidiaries' assets, (C) access to its assets is permitted only in accordance with management's authorization, (D) the reported accountability for its and the Subsidiaries' assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) management is made aware of all material transactions concerning the Company and the Subsidiaries and their respective properties; the Company and the Subsidiaries' internal controls over financial reporting are effective and the Company and the

Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(lii)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to each of the Company's principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement and the Prospectus; (ii) have been evaluated by the Company for effectiveness as of the date of the filing of the Registration Statement and the Prospectus with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(liii)         No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the General Disclosure Package, which is not so described.

(liv)         Neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(lv)          Neither the Company nor the Subsidiaries, or, to the knowledge of the Company and the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(lvi)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and the money laundering statues and rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(lvii)        Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lviii)       To the knowledge of the Company, neither it nor any of the Subsidiaries nor any of its or the Subsidiaries' properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

(lix)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(lx)          There is and has been no failure on the part of the Company, the Subsidiaries and any of the directors or officers of the Company and the Subsidiaries, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(lxi)         Any industry, statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(lxii)        Except as described in the General Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act pursuant to the equity-based compensation plans of either of the Company or the Subsidiaries (the "Equity Plans"), (i) no stock options have been granted with an exercise price based upon a price of the common stock of the Company on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission.

(lxiii)       Accompanied by delivery of the Prospectus, any advertising, sales literature or other promotional material (including "prospectus wrappers", "broker kits," "road show slides" and "road show scripts" and "electronic road show presentations") authorized in writing by or prepared by the Company and used in connection with the public offering of the Offered Securities (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Moreover, accompanied by delivery of the Prospectus, all sales material complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA.

(lxiv)       Any certificate signed by any officer of the Company or any of the Subsidiaries delivered pursuant to this Agreement to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(b)           The Manager represents and warrants to, and agrees with, the several Underwriters that:

(i)           The Manager is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease or operate its assets and to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii)           The Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a Material Adverse Effect.

(iii)          The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv)          The Manager is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or by-laws (collectively, the "Manager Charter Documents") or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the consummation by the Manager of the transactions contemplated hereby and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (A) any provision of the Manager Charter Documents, (B) any of the Manager's and any of its respective affiliates' obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Manager of this Agreement, the consummation by the Manager of the transactions contemplated hereby, or the issuance, sale and delivery of the Offered Securities by the Company as contemplated hereby, except such as have been obtained and made, or as may be required, under the Securities Act, under the rules and regulations of FINRA, and such as may be required under state or foreign securities laws.

(vi)          The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the General Disclosure Package and the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Manager is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii)         No labor dispute with the employees of the Manager exists or, to the knowledge of the Manager, is imminent and the Manager is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that, in any such case, might have a Material Adverse Effect.

(viii)        There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager or any of its respective assets, and to the knowledge of the Manager, its respective directors, officers or employees, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ix)          Since the date of the Prospectus, there has not been any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)           The Manager and its subsidiaries, in the aggregate, carry or are covered by insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Manager nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Manager nor any of its subsidiaries has any reason to believe that the Manager or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus.  All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Optional Closing Date.

(xi)          Neither the Manager, nor, to the knowledge of the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Manager has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Manager and, to the knowledge of the Manager, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)         This Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery of this Agreement by the Underwriters, is a legal, valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Management Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xiii)        The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $4.96125 per share, the amount of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to accounts specified by the Company, at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, at 10:00 A.M. (New York time) on May 25, 2010, or at such other time not later than three full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "First Closing Date."  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered will be in such denominations and registered in such names as the Representatives request.  The Firm Securities will be delivered through the book-entry facilities of The Depository Trust Company ("DTC"), unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities provided that the purchase price for any Optional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on such Optional Securities.  The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account specified by the Company, at the above office of Clifford Chance US LLP.  The certificates for the

Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Clifford Chance US LLP at a reasonable time in advance of such Optional Closing Date.

4.      Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.      Certain Agreements of the Company and the Manager. The Company and the Manager, for so long as the Manager is the manager under the Management Agreement, hereby jointly and severally agree with the several Underwriters that:

(a)           The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Offered Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities).

(b)           If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)           The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)           The Company will furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act.

(e)           The Company will comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(f)           The Company will advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or

any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Offered Securities contemplated herein, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.

(g)           The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h)           The Company will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of its affiliates or any person in privity with the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Securities, or any securities convertible into, or exercisable, or exchangeable for, the Securities, or publicly announce an intention to effect such transaction, without the prior written consent of the Representatives, for a period of 60 days after the date of this Agreement (the "Lock-Up Period"); provided, however, that the Company may issue and sell the Securities pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of this Agreement and the Company may issue the Securities issuable upon the conversion of securities or the exercise of warrants or options outstanding as of the date of this Agreement.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this subsection (h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings results or the occurrence of the material news or material event.  The Company will provide the Representatives and each individual subject to the Lock-Up Period with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(i)           The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the Company's obligations under this Agreement, for any filing fees, taxes and other expenses (including fees and disbursements of its counsel) in connection with (i) the preparation of the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Offered Securities, including any stock or other transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters, (iii) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters solely with respect to blue sky matters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) the filing fee incident to the review by FINRA of the Offered Securities, (v) the fees and expenses of any transfer agent or registrar for the Offered Securities, (vi) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, (vii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company  and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)           The Company agrees to furnish to the Underwriters for a period of five years from the First Closing Date (if such reports are not available to the public electronically on the Commission's website) (i) copies of all annual, quarterly and current reports of the Company and (ii) such other material reports and documents of the Company as the Underwriters may reasonably request; provided, however, that the Company shall have no obligation under clause (ii) for so long as the Company is subject to Sections 13 or 15(d) of the Exchange Act.

(k)           The Company's board of directors shall be comprised of a majority of independent directors, as such term is defined under the rules and regulations of the NYSE and the Commission, at the First Closing Date.

(l)           The Company and the Manager agree to make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and obtain and maintain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except when the failure to make a necessary filing or to maintain a license, authorization, consent or approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)           The Company will advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the General Disclosure Package so that the Prospectus or the General Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or (iii) if it is necessary at any time to amend or supplement the Prospectus or the General Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the General Disclosure Package so that the Prospectus or the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the General Disclosure Package will comply with the law.

(n)           The Company will file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(o)           Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(p)           The Company will furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request.

(q)           The Company will furnish to the Representatives, not less than two business days before filing with the Commission, during the period referred to in paragraph (m) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations.

(r)           The Company will make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement.

(s)           If, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

(t)           The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(u)           The Company will use its best efforts to meet the requirements to qualify, for its taxable year ending December 31, 2010 and thereafter, for taxation as a REIT under the Code.

(v)           The Company will use its best efforts to effect the listing of the Offered Securities on the NYSE.

(w)           The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption "Use of Proceeds" in the General Disclosure Package and

the Prospectus and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x)           The Company will use its commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Offered Securities to be eligible for clearance and settlement through DTC.

(y)           The Company will use its best efforts to conduct its affairs in such a manner so as not to become required to register as an investment company under the 1940 Act.

(z)           The Company will not take, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Securities Act in connection with the distribution of the Offered Securities contemplated hereby.

(aa)                      The Company has and will maintain a transfer agent and registrar for the Offered Securities.

6.      Free Writing Prospectuses.  (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.      Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a)      The Representatives shall have received a letter, dated as of the date of this Agreement, of Grant Thornton LLP, in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Securities Act Regulations and the rules and regulations of the PCAOB and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show," as defined in Rule 433(h)).

(b)      The Prospectus shall have been filed with the Commission in accordance with the Securities Act Regulations and Section 5(c) of this Agreement.

(c)      Prior to such Closing Date (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the General Disclosure Package shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission nor shall there be any suspension of the qualification of the Offered Securities for sale in any jurisdiction or institution or threatening of any proceeding for such purpose and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(d)      Subsequent to the execution and delivery of this Agreement there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, earnings, properties, results of operations (as described in the Prospectus), assets or prospects of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE or The Nasdaq Global Select Market, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(e)      The Representatives shall have received an opinion, dated such Closing Date, of Ledgewood, counsel for the Company, in the form reasonably satisfactory to the Representatives as set forth on Exhibit A hereto.  In rendering such opinion, Ledgewood may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of DLA Piper US LLP.

(f)      The Representatives shall have received an opinion, dated such Closing Date, of DLA Piper US LLP, special Maryland counsel for the Company, in the form reasonably satisfactory to the Representatives as set forth on Exhibit B hereto.

(g)      The Representatives shall have received a tax opinion, dated such Closing Date, of Ledgewood, counsel for the Company, in the form reasonably satisfactory to the Representatives as set forth on Exhibit C hereto.

(h)      The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the General Disclosure Package and the Prospectus and other related matters as the

Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Clifford Chance US LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of DLA Piper US LLP referred to above.

(i)      The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company and the Manager in this Agreement are true and correct; (ii) the Company and the Manager have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (iv) subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.  In addition to the matters set forth in this subsection (i), the certificate shall also address certain matters, representations, warranties, covenants agreements and conditions addressed in this Agreement or as may be reasonably requested.

(j)      The Representatives shall have received a letter, dated such Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k)      On or prior to the date of this Agreement, the Representatives shall have received lock-up letters in substantially the form attached hereto as Exhibit D (the "Lock-Up Agreements") from each of the executive officers and directors of the Company, members of the Company's investment committee, the Manager, and Resource America.

(l)      FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)           The Offered Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(n)      The Company shall have furnished to the Representatives at the First Closing Date and each Optional Closing Date (if any) such further customary information, opinions, certificates, letters and documents as the Representatives may reasonably request.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned hereof or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

8.      Indemnification and Contribution.  a)  The Company and the Manager, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company or the Manager contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment or part thereof), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)      Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Manager, and their directors and officers and each person, if any, who controls the Company and the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Manager may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment or part thereof), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the third paragraph under the caption "Underwriting."

(c)      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)      If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)      The obligations of the Company and the Manager under this Section shall be in addition to any liability which the Company and the Manager may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9.      Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company  for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10  (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.      Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Manager and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(i) and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated as a result of the failure of any condition specified in Section 7 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.      Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Equity Capital Markets Syndicate Desk (fax:  (212) 797-9344) with a copy to the General Counsel (fax:  (212) 797-4561) and J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622 8358); Attention  Equity Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Michael S. Yecies (fax no.: (215) 546-5388) and confirmed to it at 1845 Walnut Street, Philadelphia, Pennsylvania 19103, Attention: Michael S. Yecies; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)      the Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)      the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)      the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)      the Company waives, to the fullest extent permitted by law, any claims the Company may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.      Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company and the Manager, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

RESOURCE CAPITAL CORP.

By:

Name: David J. Bryant
Title: Senior Vice President
and Chief Financial Officer

RESOURCE CAPITAL MANAGER, INC.

By:
Name: Michael S. Yecies
Title: Chief Legal Officer and Secretary

Signature Page to the Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:
Authorized Signatory

By:
Authorized Signatory

J.P. MORGAN SECURITIES INC.

By:
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Deutsche Bank Securities Inc.	3,000,000
J.P. Morgan Securities Inc.	3,000,000
FBR Capital Markets & Co.	750,000
JMP Securities LLC	750,000
Total	7,500,000

Sch. A

SCHEDULE B

Pricing Information

Offering size:                                           7,500,000 shares (or 8,625,000 shares if the Underwriters exercise theiroption to purchase the Optional Securities)

Price per share:                                           $5.25

Sch. B